Exhibit 99.1

Cerence Appoints Brian Krzanich as Chief Executive Officer

Company Reaffirms Fourth Quarter Fiscal 2024 Guidance

BURLINGTON, Mass., October, 7, 2024 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today announced that Brian Krzanich has been appointed Chief Executive Officer and a member of the Board of Directors, effective immediately. Mr. Krzanich succeeds Stefan Ortmanns, who is departing as CEO and resigning as a member of the Board.

Mr. Krzanich is a seasoned executive with a track record of success at global public organizations. Most recently from 2018 to 2022, Mr. Krzanich served as CEO of CDK Global Inc., the leading supplier of software to the retail automotive industry. After stabilizing CDK’s business, he delivered ten consecutive quarters of growth and ultimately achieved a 2022 take-private exit to Brookfield Business Partners for $8.3 billion. Before CDK, Mr. Krzanich spent 36 years at Intel, including as CEO from 2013 to 2018. During his tenure, he led Intel into emerging areas ranging from cloud computing and artificial intelligence to autonomous driving as the business scaled from $52 billion to more than $70 billion in revenue.

“Cerence has a strong generative AI product strategy and the opportunity to bring the promise of generative AI to the transportation industry,” said Arun Sarin, Chairman of the Cerence Board. “At this critical inflection point, we believe a leadership change is necessary to execute the next phase of the Company’s transformation. Brian is a proven public company CEO with a successful track record of driving large-scale business transformations, fostering innovation and achieving sustainable growth. His leadership skills and expertise in AI and cloud computing make Brian the right leader to guide Cerence through this transition, capitalize on Cerence’s growth opportunities and drive shareholder value.”

“The fast-changing automotive industry and potential of generative AI present exciting opportunities for Cerence,” said Mr. Krzanich. “I look forward to partnering with the Board and management team as we work to advance the Company’s generative AI and voice interaction capabilities, drive efficiency to deliver a high level of customer satisfaction and generate meaningful and consistent growth.”

Mr. Sarin continued, “On behalf of the Board, I want to thank Stefan for his many contributions to Cerence. Stefan helped stand up Cerence as a public company following the company’s separation from Nuance Communications in 2019, and played an important role in developing the Company’s next-gen AI roadmap. We wish him the best in his future endeavors.”

“It has been an honor to lead Cerence and work with the exceptional team,” said Mr. Ortmanns. “I am proud of what we have accomplished together and believe the Company has the right mix of talent and cutting-edge products to achieve its goals.”

Fourth Quarter Fiscal 2024 Guidance

The company noted that it is reaffirming its fourth quarter fiscal 2024 guidance previously announced in conjunction with its third quarter fiscal 2024 financial results on August 8, 2024.

For reference, for the fiscal quarter ending September 30, 2024, the company expects revenue in the range of $44 million to $50 million; GAAP net loss in the range of ($32) million to ($28) million; and Adjusted EBITDA in the range of approximately ($19) million to ($13) million. The adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, restructuring and other costs. The GAAP net income guidance excludes potential goodwill impairment.

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn.

About Brian Krzanich

Brian Krzanich most recently served as President and Chief Executive Officer of CDK Global Inc. from 2018 to 2022. Mr. Krzanich began his career at Intel in 1982 as an engineer, became the company’s COO in 2012 where he oversaw Intel’s China strategy, and was named the company’s CEO in 2013. He currently serves as a director of SES AI.

Mr. Krzanich holds a Bachelor of Science in Chemistry from San Jose State University.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, AI-powered interaction between humans and their vehicles, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and 500 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or two-wheelers, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Forward Looking Statements

Statements in this press release regarding: Cerence’s future performance, results and financial condition, including fourth quarter fiscal 2024 guidance (which does not reflect Cerence’s quarter-end closing and review process); leadership transition; strategy; transformation efforts; business, industry and market trends; growth opportunities; product strategy, innovation and new product offerings, including AI technology; and management’s future expectations, estimates, assumptions, beliefs, goals, objectives, targets, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “projects,” “forecasts,” “expects,” “intends,” “continues,” “will,” “may,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain and semiconductor shortage, or the global economy more generally; automotive production delays; changes in customer forecasts; disruptions arising from transitions in management personnel; the inability to recruit and retain qualified personnel; our ability to control and successfully manage our expenses and cash position; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs); the inability to expand into adjacent markets; cybersecurity and data privacy incidents; fluctuating currency rates and interest rates; inflation; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the impact of the war in Ukraine, conflict between Israel and Hamas and attacks on commercial

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com

ships in the Red Sea by the Houthi groups on our and our customers’ businesses; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Q4 2024
	Low	High
GAAP net loss	$(32,200)	$(27,900)
Stock-based compensation	4,000	4,000
Amortization of intangible assets	600	600
Restructuring and other costs, net	10,400	12,100
Goodwill impairment (1)	—	—
Depreciation	2,200	2,200
Total other expense, net	(2,000)	(2,000)
Benefit from income taxes	(5,600)	(5,600)

Adjusted EBITDA	$(18,600)	$(12,600)

(1)	Does not include any potential impact of Goodwill impairment which remains subject to review.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended June 30, 2024 and 2023, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA.

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplicate facilities, third-party fees relating to the modification of our convertible debt, and the release of a pre-acquisition contingency.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)

Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

ii)

Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Adjustments to income tax provision.

Adjustments to our GAAP income tax provision to arrive at non-GAAP net income is determined based on our non-GAAP pre-tax income. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com